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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

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                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 4, 2005

                      SKILLSOFT PUBLIC LIMITED COMPANY
              (Exact Name of Registrant as Specified in Charter)

   Republic of Ireland                0-25674                      None
  (State or Other Juris-            (Commission                (IRS Employer
  diction of Incorporation          File Number)            Identification No.)

       107 Northeastern Boulevard
          Nashua, New Hampshire                              03062
  (Address of Principal Executive Offices)                 (Zip Code)


      Registrant's telephone number, including area code: (603) 324-3000


         (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 4, 2005, SkillSoft PLC (the "Company") received an executed Release and Settlement Agreement (the "Agreement") from AIG Europe (Ireland) Limited ("AIG"). The Agreement by and among the Company, AIG, David Drummond, Patrick Murphy, Ronald C. Conway, John M. Grillos, James S. Kryzwicki, Patrick J. McDonagh, Ferdinand von Prondzynski, Gregory M. Priest and John P. Hayes provides that AIG will pay the Company $15 million within thirty days of AIG's receipt of the executed Agreement from the Company. The payment relates to the Company's 2002 class action litigation, related litigation and the SEC investigation. The Agreement provides for a release between the Company and AIG in exchange for such payment. A copy of the press release announcing the Agreement is attached hereto as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

         99.1 Press release dated July 5, 2005




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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   SkillSoft Public Limited Company

Date:  July 5, 2005                By: /s/ Charles E. Moran
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                                       Charles E. Moran
                                       President and Chief Executive Officer




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                                 EXHIBIT INDEX

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
Exhibit No.      Description
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99.1             Press release dated July 5, 2005
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